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                        UNITED STATES BANKRUPTCY COURT
                         EASTERN DISTRICT OF MISSOURI
                               EASTERN DIVISION

In re:                                  )
                                        )  Chapter 11
TRANS WORLD AIRLINES, INC.,             )
                                        )  Case No. 95-43748-399
                Debtor.                 )
                                        )
Employer Tax I.D. No. 43-1145889        )
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                                FINAL DECREE

        Upon the statement of Trans World Airlines, Inc., in its Application for Final Decree and for Entry of Order Closing Case, and it appearing therefrom that the Modified Joint Plan of Reorganization confirmed by this Court on August 4, 1995 has been substantially consummated, and it further appearing that this case has been fully administered and is in a position to be closed, it is

        ORDERED, ADJUDGED AND DECREED that the above-captioned case be and the same is hereby closed.

        ENTERED this 28th day of December, 1995.



                                                /s/ Barry S. Shermer
                                                ------------------------------
                                                The Honorable Barry S. Shermer
                                                United States Bankruptcy Judge